Exhibit 99.1

Press Release

Media Contact Meghan Dotter 703 682 6670

Investor Contact Ahmed Pasha 703 682 6451

AES Board Elects New Director

John B. (Jay) Morse, Jr., Senior Executive of The Washington Post Company,
Joins AES Board

ARLINGTON, VA, December 17, 2008 — The AES Corporation (NYSE:AES) announced today that John (Jay) B. Morse, Jr. has joined the AES Board of Directors.  He was elected to the Board on December 12, 2008, and is expected to serve as a member of its Financial Audit Committee.

“Jay brings invaluable experience in all facets of audit and accounting.  His insight from having led the financial operations of one of the area’s most important institutions and worked with multiple boards and accounting associations will be an important asset to AES,” said Phil Odeen, Chairman of the Board of AES.

Mr. Morse is the retired Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (The Post), where he had responsibility for technology, investor relations, treasury and investment functions as well as tax, audit and accounting.  Mr. Morse joined The Post in July 1989 as Vice President and Controller.  He also serves as President of Washington Post Telecommunications, Inc. and Washington Post Productions, Inc.

Mr. Morse joins the AES Board as an independent member.  He is also a director and chairman of Host Hotels & Resorts Corporation, and a director of the Home Shopping Network (HSN).  Mr. Morse also serves as President of the College Foundation of the University of Virginia.

Prior to joining The Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), an international accounting firm, where he worked with publishing/media companies and multilateral lending institutions for more than 17 years.

A certified public accountant, Mr. Morse is a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.  In addition, Mr. Morse is a member of the Financial Accounting Standards Advisory Council and he is a past chairman of the US Council for Financial Executives of the Conference Board.

Mr. Morse holds a B.A. in History from the University of Virginia and an M.B.A. in Industrial Relations and Accounting from the Wharton School of Finance at the University of Pennsylvania.

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About AES

AES is one of the world’s largest global power companies, with 2007 revenues of $13.6 billion. With operations in 29 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 14 regulated utilities amass annual sales of approximately 76,000 GWh and our 124 generation facilities have the capacity to generate approximately 43,000 megawatts. Our global workforce of 28,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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